O
ctober 28, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:            Prudential
California Municipal Fund
               File   Nos.  2-91215
and 811-4024

Ladies and Gentlemen:

          On  behalf  of Prudential
California Municipal Fund  enclosed
for  filing  under  the  Investment
Company Act of l940 is
one copy of the Rule 24f-2 Notice.

          This  document  has  been
filed using the EDGAR system.

          If you have any questions
relating  to the foregoing,  please
call  the undersigned at (201) 367-
7521.

          Please        acknowledge
receipt via EDGAR.

                                   V
ery truly yours,

                                   1

                                   /s/ Deborah A. Docs
DAD:lr                             Deborah A. Docs
Enclosures                         Assistant Secretary



cc:  Gregory N. Bressler
     (Shereff, Friedman, Hoffman  &
Goodman, LLP)





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